                                                                                                                         Exhibit 12
                                                                                                                         1/11/96
                             ALABAMA POWER COMPANY
           Computation of ratio of earnings to fixed charges for the
                     the five years ended December 31, 1994
                 and the twelve months ended November 30, 1995

                                                                                                                          Twelve
                                                                                                                          Months
                                                                                                                           Ended
                                                                         Year ended December 31,                        November 30,
                                                      1990          1991          1992          1993          1994         1995
                                                  -----------------------Thousands   of  Dollars-----------------------------------
EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
   Income  Before  Interest  Charges              $   579,686   $   616,561   $   607,696   $   608,050   $   594,669   $  624,455
      Federal and state income taxes                  111,882       202,354       172,003       167,021       242,569      184,372
      Deferred  income taxes, net                      64,887        (6,058)       23,307        34,467       (32,536)      39,178
      Deferred  investment  tax credits                   132        (1,089)            0        (2,106)           (4)           0
      AFUDC - Debt funds                               23,573         7,101         2,564         3,016         3,590        6,567
                                                  -----------   -----------   -----------   -----------   -----------   ----------
         Earnings as defined                      $   780,160   $   818,869   $   805,570   $   810,448   $   808,288   $  854,572
                                                  ===========   ===========   ===========   ===========   ===========   ==========

FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                   $   225,328   $   217,338   $   209,184   $   186,779   $   180,182   $  183,475
   Interest on interim  obligations                    10,252        13,385         3,704         3,760         5,939       16,114
   Amort of debt disc, premium  and expense, net        3,249         2,205         4,250         8,999         9,655        9,929
   Other interest  charges                             13,115        14,929        19,382        35,475        19,909       26,987
                                                  -----------   -----------   -----------   -----------   -----------   ----------
         Fixed charges as defined                 $   251,944   $   247,857   $   236,520   $   235,013   $   215,685   $  236,505
                                                  ===========   ===========   ===========   ===========   ===========   ==========

RATIO OF EARNINGS TO FIXED CHARGES                       3.10          3.30          3.41          3.45          3.75         3.61
                                                         ====          ====          ====          ====          ====         ====

Note:        The above figures have been adjusted to give effect to Alabama
             Power Company's 50% ownership of Southern Electric Generating
             Company.



                             ALABAMA POWER COMPANY
   Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 1994 and the twelve months ended November 30, 1995
                                                                                                                          Twelve
                                                                                                                          Months
                                                                                                                           Ended
                                                                         Year ended December 31,                        November 30,
                                                      1990          1991          1992          1993          1994         1995
                                                  -----------------------Thousands   of  Dollars-----------------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Income Before Interest Charges                 $   579,686   $   616,561   $   607,696   $   608,050   $   594,669   $  624,455
      Federal and state income taxes                  111,882       202,354       172,003       167,021       242,569      184,372
      Deferred income taxes, net                       64,887        (6,058)       23,307        34,467       (32,536)      39,178
      Deferred  investment  tax credits                   132        (1,089)            0        (2,106)           (4)           0
      AFUDC - Debt funds                               23,573         7,101         2,564         3,016         3,590        6,567
                                                  -----------   -----------   -----------   -----------   -----------   ----------
         Earnings  as defined                     $   780,160   $   818,869   $   805,570   $   810,448   $   808,288   $  854,572
                                                  ===========   ===========   ===========   ===========   ===========   ==========

FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                   $   225,328   $   217,338   $   209,184   $   186,779   $   180,182   $  183,475
   Interest  on interim  obligations                   10,252        13,385         3,704         3,760         5,939       16,114
   Amort of debt disc, premium  and expense, net        3,249         2,205         4,250         8,999         9,655        9,929
   Other interest  charges                             13,115        14,929        19,382        35,475        19,909       26,987
                                                  -----------   -----------   -----------   -----------   -----------   ----------
         Fixed charges as defined                     251,944       247,857       236,520       235,013       215,685      236,505
Tax  deductible   preferred  dividends                  1,884         1,884         1,884         1,830         1,605        1,605
                                                  -----------   -----------   -----------   -----------   -----------   ----------
                                                      253,828       249,741       238,404       236,843       217,290      238,110
                                                  -----------   -----------   -----------   -----------   -----------   ----------
Non-tax  deductible  preferred  dividends              36,628        34,255        33,302        27,729        24,630       25,502
Ratio of net income before taxes to net income    x     1.504   x     1.519   x     1.523   x     1.530   x     1.549   x    1.567
                                                  -----------   -----------   -----------   -----------   -----------   ----------
Pref dividend requirements before income taxes         55,089        52,033        50,719        42,425        38,152       39,962
                                                  -----------   -----------   -----------   -----------   -----------   ----------
Fixed charges plus pref dividend requirements     $   308,917   $   301,774   $   289,123   $   279,268   $   255,442   $  278,072
                                                  ===========   ===========   ===========   ===========   ===========   ==========

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                     2.53          2.71          2.79          2.90          3.16         3.07
                                                         ====          ====          ====          ====          ====         ====

Note:        The above figures have been adjusted to give effect to Alabama
             Power Company's 50% ownership of Southern Electric Generating
             Company.
